UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

ARBINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Herndon Parkway, Suite 150 Herndon, Virginia 20170		20170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  703-456-4100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 11, 2011, Arbinet Corporation (“Arbinet”) entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) with AIP Acquisition LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer agreed to acquire from Arbinet and certain of its wholly owned subsidiaries, a portfolio of patents and patent applications and the rights arising from such patents and patent applications (the “Patent Portfolio”) for an aggregate cash consideration equal to $4,000,000 and to assume all liabilities associated with the Patent Portfolio.  Pursuant to the terms of the Asset Purchase Agreement, the Patent Portfolio is being sold on an “as is,” “where is” basis.  The closing of the sale of the Patent Portfolio pursuant to the Asset Purchase Agreement occurred on February 16, 2011.  In connection with the signing of the Asset Purchase Agreement, Arbinet and Buyer also entered into a license agreement (the “License Agreement”) that became effective on February 16, 2011, pursuant to which Buyer granted-back to Arbinet a royalty-free, worldwide, assignable (on a non-exclusive basis) and perpetual license and right to use the Patent Portfolio.  The foregoing descriptions of the Asset Purchase Agreement and the License Agreement are qualified in their entirety by reference to the full text of the Asset Purchase Agreement and the License Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

The Singer Children’s Management Trust (the “Trust”), which owned approximately 23.1% of Arbinet’s outstanding common stock and approximately 9.5% of the outstanding common stock of Primus Telecommunications Group, Incorporated (“Primus”), as of January 7, 2011, is the sole member of the Buyer.  In connection with Arbinet’s proposed merger with Primus, for which a definitive merger agreement was entered into on November 10, 2010, the Trust entered into support and voting agreements with each of Arbinet and Primus, under which the Trust agreed to vote its shares of Primus and Arbinet, respectively, in favor of the transactions contemplated by the merger agreement during each company’s special stockholders’ meetings scheduled for February 25, 2011.  Additional information regarding the proposed merger and the impact of Arbinet’s sale of its Patent Portfolio on the proposed merger is disclosed in Item 8.01 of this Current Report on Form 8-K.

On February 14, 2011, Arbinet issued a press release announcing its entry into the Asset Purchase Agreement and License Agreement.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On February 16, 2011, Arbinet closed the sale of the Patent Portfolio disclosed under Item 1.01 above.  The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 8.01                      Other Events.

Arbinet previously announced on November 11, 2010, and disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2010, that it entered into a definitive merger agreement with Primus Telecommunications Group, Incorporated (“Primus”), pursuant to which Primus is to acquire Arbinet in a stock-for-stock transaction.  In connection with the proposed merger, Arbinet and Primus filed a definitive joint proxy statement/prospectus with the SEC on January 19, 2011.

Under the terms of the merger agreement, Arbinet retained the right, in its sole discretion, among other options, to  sell to a third party for cash certain identified patents and rights arising from such patents, subject to certain limitations, including that all transaction costs, fees and expenses and gross tax liabilities attributable to any such sale would not exceed $350,000 in the aggregate and that Arbinet would first grant Primus a royalty-free, worldwide, assignable and perpetual license and right to use any and all such patents and rights.

On February 11, 2011, in connection with Arbinet entering into the Asset Purchase Agreement and License Agreement with respect to the Patent Portfolio, Arbinet notified Primus of Arbinet’s election to add the net proceeds from the sale of the Patent Portfolio, dollar for dollar, to the aggregate base merger consideration of $28,000,000, which will increase the exchange ratio in the merger to greater benefit Arbinet’s stockholders, as explained below.

After deducting fees and expenses associated with the sale of the Patent Portfolio, Arbinet currently estimates the net proceeds from the sale of the Patent Portfolio would equal $3,650,000 and the aggregate base merger consideration would be increased by such net proceeds from $28,000,000 to $31,650,000.  The actual exchange ratio in the merger cannot be determined until just before closing of the merger because the calculation of such ratio depends on the number of shares of Arbinet common stock issued and outstanding immediately prior to the consummation of the merger and shares that may become issuable as Primus common stock at or after the closing of the merger in connection with Primus’s assumption of Arbinet’s outstanding warrants, options, stock appreciation rights and other equity awards (subject to the exclusion of certain issuable shares that fail to meet certain criteria set forth in the merger agreement).  Therefore, relying on the assumptions set forth in each of the joint proxy statement/prospectus dated and filed on January 19, 2011 with the SEC and delivered to Arbinet’s and Primus’s stockholders of record, and the registration statement, as amended, filed by Primus on January 14, 2011 with the SEC, other than with respect to the assumption regarding aggregate base merger consideration, which has been assumed to be $31,650,000 (instead of $28,000,000, as set forth in the joint proxy statement/prospectus and the registration statement), the exchange ratio, as of January 7, 2011, would be expected to be 0.5794 (instead of 0.5126, as set forth in the joint proxy statement/prospectus and the registration statement) or approximately one share of Primus common stock for 1.73 shares of Arbinet common stock owned (instead of one share of Primus common stock for 2.02 shares of Arbinet common stock owned, as set forth in the joint proxy statement/prospectus and the registration statement).  The actual exchange ratio may vary significantly from the ratio determined above based on the assumptions in the joint proxy statement/prospectus and the registration statement and with respect to the aggregate base merger consideration amount provided above.

It is anticipated that, immediately following completion of the merger, and based on the same assumptions as described in the immediately preceding paragraph, Arbinet stockholders (by virtue of holding Arbinet common stock immediately prior to the effective time of the merger) would own approximately 24.6% of the outstanding shares of Primus common stock (instead of 22% of the outstanding shares of Primus common stock, as set forth in the joint proxy statement/prospectus and the registration statement).

As described in the joint proxy statement/prospectus, the stockholder meetings for both Arbinet and Primus have been set for February 25, 2011.  Assuming all conditions precedent have been satisfied, the merger is expected to close on February 28, 2011.  Under the terms of the License Agreement signed by Arbinet on February 11, 2011 simultaneous with the sale of the Patent Portfolio, upon the consummation of the merger between Arbinet and Primus, Primus and each of its affiliates will automatically be entitled to the same rights and benefits as Arbinet under the License Agreement without any further action by Arbinet, Primus, Buyer or any of their respective affiliates.

On February 14, 2011, Arbinet issued a press release announcing its entry into the Asset Purchase Agreement and License Agreement.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Important Information and Where to Find It

In connection with the proposed merger, Arbinet and Primus filed a definitive joint proxy statement/prospectus with the SEC on January 19, 2011.  Copies of the definitive joint proxy statement/prospectus were sent to stockholders of record of both Arbinet and Primus seeking their approval of certain matters incident to the proposed merger.  Arbinet and Primus also plan to file other documents with the SEC regarding the proposed transaction.  INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and stockholders may obtain a free copy of the definitive joint proxy statement/prospectus and other documents filed by Arbinet and Primus with the SEC, without charge, at the SEC’s web site at www.sec.gov.  Copies of the definitive joint proxy statement/prospectus and Primus’s SEC filings that were incorporated by reference in the definitive joint proxy statement/prospectus may also be obtained for free by directing a request to: (i) Primus (703) 748-8050, or (ii) Arbinet (703) 456-4100.

Participants in the Solicitation

Arbinet, Primus, and their respective directors, executive officers and other members of their management and employees may be deemed to be “participants” in the solicitation of proxies from their respective stockholders in connection with the proposed merger.  Investors and stockholders may obtain information regarding the names, affiliations and interests of Primus’s directors, executive officers and other members of its management and employees in Primus’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on April 5, 2010, and amended in a Form 10-K/A filed with the SEC on April 28, 2010, Primus’s proxy statement for its 2010 annual meeting, which was filed with the SEC on June 14, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC.  Investors and stockholders may obtain information regarding the names, affiliations and interests of Arbinet’s directors, executive officers and other members of their management and employees in Arbinet’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 17, 2010, Arbinet’s proxy statement for its 2010 annual meeting, which was filed with the SEC on April 30, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC.  These documents can be obtained free of charge from the sources listed above.  Additional information regarding the interests of these individuals is also included in the definitive joint proxy statement/prospectus regarding the proposed transaction.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” as defined by the SEC.  All statements, other than statements of historical fact, included herein that address activities, events or developments that Arbinet or Primus expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the proposed merger, are forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially.  Risks and uncertainties that could affect forward-looking statements include, but are not limited to, the following: the risk that the merger may not be consummated for reasons including that the conditions precedent to the completion of merger may not be satisfied; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Primus’s and Arbinet’s businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including, but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the ability to service substantial indebtedness; the risk factors or uncertainties described from time to time in Arbinet’s filings with the SEC; and the risk factors or uncertainties described from time to time in Primus’s filings with the SEC.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  Except as required by law, neither Arbinet nor Primus intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated as of February 11, 2011, by and between Arbinet Corporation and AIP Acquisition LLC.
10.2	License Agreement, effective as of February 16, 2011, by and between Arbinet Corporation and AIP Acquisition LLC.
99.1	Press release, dated February 14, 2011, announcing the sale of the patent portfolio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbinet Corporation

By:	/s/ Christie A. Hill
Name:	Christie A. Hill
Title:	General Counsel, Secretary and Chief Human Resources Officer

Date:  February 17, 2011